CONSENT OF INDEPENDENT ACCOUNTANTS
----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form F-3 (No. 33-69694 and No. 333-7374) of Reuters Holdings PLC (predecessor to Reuters Group PLC), of our report dated February 13, 1998 appearing on page 35 of Reuters Holdings PLC 1997 Annual Report to Shareholders which is incorporated in this Reuters Group PLC Annual Report on Form 20-F.





                                             By /s/Price Waterhouse
London, England                                 Chartered Accountants
March 2, 1998                                   and Registered Auditors